LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Structured Asset Securities Corporation II, as depositor (the "Depositor"), for transactions under those certain Pooling and Servicing Agreements as listed in Exhibit A (the "PSA"), does hereby nominate, constitute and appoint LaSalle Bank National Association, as trustee under the PSA ("LaSalle"), as its true and lawful attorney-in-fact for the limited purpose of preparing, executing and filing, in the Depositor's name, Securities and Exchange Commission Form 10-K, and any amendments thereto, with all required attachments and any other items specifically provided in the PSA to be executed and filed by LaSalle on behalf of the Depositor.

The Depositor hereby undertakes to ratify and confirm any and all action that LaSalle may do or cause to be done within the scope of the authority conferred hereby. LaSalle is authorized to deliver copies of this Limited Power of Attorney to third parties, who may rely hereon.

This Limited Power of Attorney shall be governed by the laws of the State of Illinois and shall be irrevocable from the date hereof and shall remain in full force and effect until due written notice of its revocation is given by the undersigned to LaSalle by registered mail.

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IN WITNESS WHEREOF, Structured Asset Securities Corporation II has caused this instrument to be executed by a duly authorized officer as of the 25th day of March, 2004.

STRUCTURED ASSET SECURITIES CORPORATION II

By: /s/ David Nass

Name: David Nass

Title: Authorized Signatory

EXHIBIT A

TRANSACTIONS

LB-UBS Commercial Mortgage Trust LB-UBS 2003-C1

Commercial Mortgage Pass-Through Certificates, Series 2003-C1

LB-UBS Commercial Mortgage Trust LB-UBS 2003-C3

Commercial Mortgage Pass-Through Certificates, Series 2003-C3

LB-UBS Commercial Mortgage Trust LB-UBS 2003-C5

Commercial Mortgage Pass-Through Certificates, Series 2003-C5

LB-UBS Commercial Mortgage Trust LB-UBS 2003-C7

Commercial Mortgage Pass-Through Certificates, Series 2003-C7

LB-UBS Commercial Mortgage Trust LB-UBS 2003-C8

Commercial Mortgage Pass-Through Certificates, Series 2003-C8

ACKNOWLEDGEMENT

STATE OF NEW YORK )

) ss.:

COUNTY OF NEW YORK )

On the 25 day of March, 2004, before me, a notary public in and for said County and State, personally appeared DAVID NASS, to me known to be a SENIOR VICE PRESIDENT of STRUCTURED ASSET SECURITIES CORPORATION II, executed the within instrument, and also know to me to be the person who executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

ENDA LANAHAN /s/ Edna Lanahan

NOTARY PUBLIC, State of New York Notary Public

No. 01LA6070349

Qualified in New York County

Commission Expires March 4, 2008

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